SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2008

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

June 30, 2008, Earth Biofuels, Inc. (“the Company”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with PNG Ventures Inc. (“PNG”).  Prior to entering the Exchange Agreement, the Company, on June 26, 2008, entered into a series of agreements with its creditors providing for the restructuring of its debt obligations.  The following is a summary of such agreements.

On June 26, 2008 Earth Biofuels, Inc. and its wholly owned subsidiaries Earth LNG, Inc., a Texas corporation (“LNG”),  New Earth LNG, LLC., a Delaware corporation (“New Earth”),  Applied LNG Technologies USA, LLC, a Delaware limited liability company (“ALT”), Arizona LNG, LLC, a Nevada limited liability company (“AZLNG”) executed an Amended and Restated Credit Agreement, Amend No. 1 to Intercreditor Agreement, Guarantee and Collateral Agreement, and $34,000,000 Note (“Note”) with Fourth Third, LLC , a Delaware limited liability company (“Fourth Third”)  and PNG Ventures, Inc., a Nevada corporation (“PNG”).

This Amendment restates the $18,750,000 term loan facility related to the Topock, Arizona liquefied natural gas plant, which was disclosed in the three months ended March 31, 2008 quarterly report. The $34 million term loan note is due and payable in 2years, with interest accruing at 30 day LIBOR plus 7.25%.  The loan is secured by the liquefied natural gas facility in Topock, Arizona.

In addition, on June 26, 2008, Earth Biofuels, Inc. entered into four separate and identical agreements with four creditors whereby notes were exchanged in an aggregate of $52.5 million in principal amount outstanding, for newly issued subordinated promissory notes in the principal amount of $105 million. Under the terms of separate and identical Amendment and Exchange Agreements (the “Amendment Agreement”)  with four of the Company’s creditors, the Company and these creditors have agreed to (i) exchange the existing senior secured convertible notes (the "Existing Notes") previously issued by the Company in the aggregate principal amount of $52.5 million, and certain related warrants, for amended and restated senior secured convertible exchangeable notes in the aggregate principal amount of $105 million (the "Amended Notes") and series B senior secured convertible exchangeable notes (the "Series B Notes", and together with the Amended Notes, the "Notes") in the aggregate principal amount of $3,434,557, each which are convertible into common stock, $0.001 par value, of the Company and exchangeable into, in the aggregate, up to 7,000,000 shares of common stock, $0.001 par value, of PNG (such indebtedness, collectively, the "Subordinated Debt"), (ii) amend and restate the security documents related to such Subordinated Debt and (iii) release certain liens on the capital stock, membership interests and assets of ELNG and New Earth and its subsidiaries and release said parties from certain obligations described therein (the "Releases").  In addition, previously granted warrants to purchase common stock of the Company were cancelled and registration rights with respect to securities held by the creditors were terminated.

Under the Amendment Agreements, the Company issued to the creditors Amended Notes in the principal amount of $105 million. The entire principal sum is due and payable on the second anniversary of the date of issuance.  The Amended Notes accrue interest at the rate of 10% per annum.  Interest payments are payable quarterly in arrears.  The Amended Notes are convertible into shares of common stock of the Company at the option of the holder at a conversion price of $0.25 per share.  The then applicable conversion price is subject to an automatic reset to 90% of the arithmetic average of the weighted average prices of the Company’s Common Stock during the ten trading days preceding the first calendar day of each month.  In addition, following the completion of the Share Exchange, the Amended Notes may be exchanged for up to 7,000,000 shares of PNG held by the Company at an exchange price of $10.00 per share.  Both the conversion price and the exchange price are subject to adjustment in the event of certain dilutive events as described in the Amended Notes.In addition, at any time prior to June 25, 2009, and so long as there is no Event of Default, the Company shall have the one time right to redeem all of the Notes at a 38.09% discount (or approximately $40 million discount) which would equal approximately $65,000,000 redemption price.

In addition, under the Amendment Agreement, the Company issued to the creditors its Series B Notes in the aggregate principal amount of $3,434,557.  The entire principal sum is due and payable on the second anniversary of the date of issuance.  The Series B Notes accrue interest at the rate of% per annum.  Interest payments are payable quarterly in arrears.  The Series B Notes are convertible into shares of common stock of the Company at the option of the holder at a conversion price of $0.25 per share.  The then applicable conversion price is subject to an automatic reset to 90% of the arithmetic average of the weighted average prices of the Company’s Common Stock during the ten trading days preceding the first calendar day of each month.  In addition, following the completion of the Share Exchange, the Series B Notes may be exchanged for shares of PNG held by the Company at an exchange price of $10.00 per share.  Both the conversion price and the exchange price are subject to adjustment in the event of certain dilutive events as described in the Notes.

The Company’s obligations under the Notes are secured by substantially all of the Company’s assets.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

All securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder, as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend. In addition, all recipients were provided with sufficient access to Company information.

Item 9.01  Exhibits.
 (c) Exhibits.
Exhibit Number	Description

1.1	Amended and Restated Credit Agreement with Fourth Third, LLC Lenders
1.2	Amendment and Exchange Agreements by and among Earth Biofuels, Inc., and Castlerigg PNG Investments LLC (identical agreements with 3 other investors)
9	Voting Proxy of Earth Biofuels, Inc. in favor of subordinated releasing creditors.
10.1	Promissory note for $34,000,000 with Fourth Third
10.2	Subordination and Intercreditor Agreement with Fourth Third
10.3	Consent and Agreement with Fourth Third
10.4	Subscription Agreement with Fourth Third
10.5	Amended and Restated Senior Secured Exchangeable and Convertible Notes by and among Earth Biofuels, Inc.,and Castlerigg PNG Investments LLC (identical notes totaling $105 million)
10.6	Amended and Restated Guaranty Agreement
10.7	Amended and Restated Pledge and Security Agreement
10.8	Release, Consent and Acknowledgment (identical agreements with 3 other investors)
10.9	Series B Senior Secured Exchangeable Convertible Note made by Earth Biofuels, Inc. in favor of Castlerigg PNG Investments LLC (identical notes totaling $3,434.557 million)
10.10	Guarantee and Collateral Agreement with Fourth Third

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.

Dated: July 3, 2008	By:	/s/ Dennis G. McLaughlin, III
Chief Executive Officer